Office Lease Agreement

Landlord: **<u>健和興端子股份有限公司 (KS Terminals, Inc.)</u>**

(Hereinafter referred to as Party A)

Executed By

Tenant: **<u>馬來西亞商鼎商國際股份有限公司台灣分公司 (TOGA LIMITED SUBSIDIARY, TAIWAN BRANCH)</u>**

(Hereinafter referred to as Party B)

This contract is entered into for the lease of the subject matter, and both parties agree on the following conditions:

Article 1 The location and scope of use of the subject matter:

[1] Address : **5th and 6th, 21st Floor, No. 6, Lane 256, Section 2, Xitun Road, Xitun District, Taichung City (XINDUXIN TOWER)**

[2] Size : **146 Level ground / 5,195.14 square feet**
(Including the common use of both parties and public facilities)

[3] Accessory equipment : **Air conditioning, lighting, furniture, etc. (Detail of furniture, equipment inventory, total 15 pages)**

[4] Parking : **Basement, total of two vehicle parking, code: 50, 51.**

Article 2 Term of Lease:

[1] Party A and Party B both two parties negotiated the lease term for two years. From **<u>Republic of China 10th June, year 107</u>** to **<u>Republic of China 9th June, year 109</u>**.

Article 3 Rent:

[1] The parking space rent is included in the total rent.

[2] Monthly rent. The total monthly rent is **<u>NT$65,000</u>** (Including tax and parking space rental)

[3] Monthly rent, one payment per month, pay before utilize. Party B should pay by the 10th of every month to Party A. Remit to Party A's designated account by remittance. Overdue is regarded as breach of contract.

Bank: E.SUN Bank Chang Hua Branch (Bank Code: 808)
Account Name: KS Terminals, Inc.
Account Number: [redacted]

Article 4 Deposit:

[1] In order to ensure the actual compliance and performance of the terms of this contract, Party B shall pay Party A a deposit equivalent to the amount of two months of monthly rent when signing this contract, total of NT$130,000. Upon expiration of the lease agreement or termination of non-attributable factors to Party B, Party B moves out and returns the lease subject matter and deposit will be returned without interest when it performs all obligations to Party A and has no debts involved.

[2] This security deposit shall not be used to offset the rent.

Article 5 Expiry:

The lease will not be renewed after the expiration of the lease. If Party B wants to lease again, it shall notify Party A two months before the expiration, and obtain Party A's consent to sign the contract again. Otherwise, Party B should move out immediately and return the leased object to Party A without any excuses and delays, let alone requiring Party A to subsidize any expenses, and Party B shall not claim that the lease relationship continues to exist.

Article 6 Abort Leasing Before Completion:

Party B shall not withdraw the lease in the middle of the lease period, otherwise, in addition to paying the used rent, it shall automatically waive the entire deposit deposited with Party A as compensation. However, Party A must return the rent fees or check that is paid for advance.

Article 7 Restrictions on the use of leased property:

[1] The subject matter is for legal office use.

[2] The subject matter leased by Party B shall not be used for other purposes except for the office purpose agreed by Party A

[3] Without the written consent of Party A, Party B shall not sublet, lend, transfer or use the subject matter in other disguised ways by others in whole or in part. If any of the above circumstances occur, it shall be deemed as breach of contract. It may terminate the lease and request compensation for breach of contract, and Party B shall not object.

[4] The subject matter shall not be used for illegal use, store dangerous goods or affect public safety, and without the consent of Party A, Party B shall not alter or modify the subject's architectural structure, electrical and mechanical air conditioning, fire-fighting facilities, ceilings, floors, internal compartments, doors and windows, etc. For disassembly and assembly, if any of the above-mentioned circumstances occurs, and Party B has not improved or restored within 30 days after Party A's notification, Party A may terminate the lease and request compensation for damages and restoration costs. Party B shall not object.

[5] Party B shall be responsible for keeping and maintaining the attached furniture and equipment. In case of loss or man-made damage, Party B shall be responsible for repairing or compensating and notifying Party A in time.

Article 8 Goodwill management attention:

Party B shall use the subject matter and its furniture and equipment with the care. Except for irresistible circumstances such as natural disasters, damage to the subject matter. If damages caused due to Party B's intention or negligence, or fire caused by Party B's, Party B's will be liable.

Article 9 Renovation and Recovery:

[1] Party B's renovation and arrangement shall not damage the building and original equipment. Upon expiration or termination of the lease, Party B shall immediately return the subject matter and restore it to its original state. If any leftover items are regarded as waste, Party A can decide to handle it in anyway, and Party B shall bear the processing cost.

Article 10 Fees and collateral obligation:

[1] Party A shall bear the housing tax and land value tax. Water and electricity, telephone, internet and building management fees shall be borne by Party B. The scope of the bill is agreed as follows:

Fees Item	Scope of the bill paid by Party B
Telephone and internet fees	Party B to request installation and bearing the fees
Management fees (Including water and trash management)	5, 6, 21st Floor, No. 6, Lane 256, Section 2, Xitun Road, Xitun District, Taichung City Parking code : 50, 51.
Electricity fees	Telephone 07-76-5995-14-8 Telephone 07-76-5995-15-9 (Electricity fee is subject to the electricity number of Taipower meter)

[2] The fees for Notarial Deed shall be bear by both parties, stamp duty will be responsible by each party.

[3] Party A shall provide the documents required for Party B's legal office registration. Party B can only use the partitions 5 and 6 on the 21st floor, No. 6, Lane 256, Section 2, Xitun Road, Xitun District, Taichung City as the address for company registration and public announcement. Party B shall move out or cancel the company registration when the lease is terminated or expired.

Article 11 Breach of Contract

[1] If Party B violates or fails to perform the clauses stipulated in this contract or delays payment of rent for more than two months, Party A may terminate the contract, and Party B will automatically waive all the deposits which deposited to Party A as compensation expenses, and move out immediately and return the lease subject matter.

[2] Except for other stipulations in this contract, Party A shall not terminate the contract in the middle of the contract if there is no occurrence of the preceding paragraph.

[3] If Party B fails to return the leased object at the end of the lease term, or fails to pay rent in compliance with the contract, or fails to perform liquidated damages when the contract is breached, or Party A fails to perform the refund of the security deposit, it may apply to the court for enforcement.

[4] In the event of disputes and litigation in this lease contract, both parties agree that the court of first instance shall be the Taichung District Court in Taiwan

Article 12 Contract sharing

This agreement is in duplicate, with each party holding one copy as proof, and it will take effect from the date of signing.

Article 13 Special matters

[1] Party A agrees to deliver the keys in respect of this Agreement on Republic of China 15th May, 107 year for renovation, the expenses incurred due to the lease of the subject matter before the key is delivered: management fees, water and electricity fees, cleaning fees if there are deposits, power recovery fees, and maintenance of air conditioning and lighting, Party A shall pay all the usable expenses before the lease start date of this agreement.

[2] Party B shall bear the water, electricity and management fees of the leased object from the date of receiving the key, and shall be responsible for the good management of the leased object.
[3] The air-conditioning equipment provided by Party A shall be usable. The air-conditioning shall be inspected and repaired by Party A first and then delivered to Party B for use. After that, Party B shall be responsible for the annual fixed maintenance. However, if the parts are damaged under normal use, Party A shall provide repair.

[4] According to the real estate transaction registration regulations of the Ministry of the Interior, real estate brokers involved in real estate lease transactions must report to the competent authority for registration within 30 days after signing the lease contract. Party A and Party B authorize the intermediary to declare according to the lease price.

[5] At the same time when the lease contract is signed, Party B shall abide by the rules and regulations adopted by the building management committee and abide by the building management methods.

[6] Matters that are not specified in the terms of this contract can be implemented by both parties after negotiation and agreement.

[7] Both parties A and B agree to temporarily undertake this agreement. If the lease contract is signed, within three months from the lease date (Republic of China 10th June,0 107), Party B must pass the legal approval of the relevant unit and complete the company registration procedures. When obtaining the legal approval of the relevant unit within the month and completing all the registration items of the qualified company, regardless of the reason for not completing it, it shall

be deemed as Party B's breach of contract. Party B must unconditionally move out within one month and restore the lease subject matter to its original state and integrity. After the delivery of all equipment, full payment of rent, and payment of all expenses and compensation, and after Party A has paid and checked and confirmed that they are correct, Party A will refund without interest as well as deposit.

[8] If Party B's company name or representative changes, both parties must re-sign the contract and the original contract will be invalidated.

[9] Party B shall use the subject matter for the business matters registered by Party B in accordance with the specifications of the subject building and within the scope of the project agreed by Party A. If it does not meet the specifications of the subject building, the purpose of use agreed with Party A, or the business Party B's breach of contract shall be deemed as Party B's breach of contract if there is any illegal business or business. Party B must unconditionally move out within one month, restore the lease subject matter, complete delivery of all equipment, pay all rents, and settle all expenses and compensations. Party A will return the deposit free of interest after the payment and check are confirmed to be correct.

Executed By

Party A	: **KS Terminals, Inc.**
Representative	: **鄭克彬**
Uniform numbers	[redacted]
Telephone	: **04-7580001**
Address	: **No. 8, Changbin East 3rd Road, Xixiang, Changhua County Line 507**
Party B	: **馬來西亞商鼎商國際股份有限公司台灣分公司 (TOGA LIMITED SUBSIDIARY, TAIWAN BRANCH)**
Representative	: **劉進福 (LIEW CHOON FOOK)**
Passport Number	: [redacted]
Telephone	: **02-2711324**
Address	: **3F, No.142, Section 4, Zhongxiao East Road, Da'an District, Taipei City**

Republic of China 15th May, 107 Year